UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2017

Aberdeen Emerging Markets Smaller
Company Opportunities Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-08076	13-3739905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, 32nd Floor
Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(800)-522-5465

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Board of Directors of Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc. (the “Fund”) has voted to amend Article 2.6 of the Fund’s Second Amended and Restated By-laws (the “By-laws”) effective January 15, 2017.  Article 2.6, as amended, provides the chairman of a shareholder meeting the authority to adjourn an inquorate meeting, which is an authority previously held only by the stockholders entitled to vote at the meeting who are present in person or represented by proxy.

As revised Article 2.6. Quorum. The holders of a majority of the stock issued and outstanding  and entitled  to vote, present  in person or represented by proxy, shall be requisite and shall constitute a quorum  at all meetings  of the Stockholders for the  transaction of business except as otherwise  provided by statute, by the Articles of Incorporation or by these Bylaws.   If a quorum shall not be present  or represented, (a) the chairman of the meeting or (b) the Stockholders entitled  to vote thereat,  present  in person or represented by proxy,  shall have the power to adjourn  the meeting  from time to time,  without  notice other than announcement at the meeting,  to a date not more than 120 days after the original record date, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business which might have been transacted at the original meeting may be transacted.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.		Exhibit Description

3.(ii)	—	Amendment to Second Amended and Restated By-laws of Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc., effective January 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.

Date: January 18, 2017

	By:	/s/ Lucia Sitar
Lucia Sitar
Vice President

Exhibit Index

Exhibit No.		Exhibit Description

3.(ii)	—	Amendment to Second Amended and Restated By-laws of Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc., effective January 15, 2017.

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